UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 7, 2025

Date of Report (Date of earliest event reported)

YHN Acquisition I Limited

(Exact Name of Registrant as Specified in its Charter)

British Virgin Islands	001-42251	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2/F, Hang Seng Building 200 Hennessy Road, Wanchai Hong Kong	n/a
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +852 5499 8101

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, no par value, and one Right entitling the holder to receive one-tenth of an Ordinary Share	YHNAU	The Nasdaq Stock Market LLC
Ordinary Share	YHNA	The Nasdaq Stock Market LLC
Rights	YHNAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

This section describes the material provisions of the Amended and Restated Business Combination Agreement (as defined below), Amendment No. 1 to Amended and Restated Business Combination Agreement and certain related documents but does not purport to describe all of the terms thereof. Shareholders, rights holders and other interested parties of YHN Acquisition I Limited, a British Virgin Islands company and Mingde Technology Limited, a Cayman Islands company are urged to read such agreement in its entirety. The following summary is qualified in its entirety by reference to the complete text of the following agreements, copies of which (or forms of which) are attached as exhibits hereto or to the current reports on Form 8-K previously filed by YHN. Unless otherwise defined herein, the capitalized terms used below are defined in the Amended and Restated Business Combination Agreement.

As previously disclosed, on April 3, 2025, YHN Acquisition I Limited, a British Virgin Islands company (“YHN” or “Parent”) entered into that certain Business Combination Agreement with Mingde Technology Limited, a Cayman Islands company (“Mingde” or the “Company”), pursuant to which, (a) immediately prior to the Closing, Parent will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Reincorporation Merger”), (b) at the Closing, the parties will effect a merger of Merger Sub, a Cayman Islands company and wholly owned subsidiary of Purchaser (the “Merger Sub”), formed for the sole purpose of merging with and into the Company (the “Acquisition Merger”) in which the Company will be the surviving entity and a wholly owned subsidiary of Purchaser (the Acquisition Merger, together with the Reincorporation Merger and the other transactions contemplated by the Business Combination Agreement and the Additional Agreements, the “Transactions”); and (c) following the Closing, Purchaser will be a publicly traded company listed on Nasdaq.

As previously disclosed, on May 8, 2025, each of Purchaser, Merger Sub, YHN and the Company executed that certain Joinder Agreement to the Business Combination Agreement (the “Joinder Agreement”), whereby each of Purchaser and Merger Sub have agreed, effective upon execution, that it shall become a party to the Business Combination Agreement and shall be fully bound by, and subject to, all of the covenants, terms, representations, warranties, rights, obligations and conditions of the Business Combination Agreement as though an original party thereto.

As previously disclosed, on June 3, 2025, each of Purchaser, Merger Sub, YHN and the Company executed that certain Amended and Restated Business Combination Agreement (the “Amended and Restated Business Combination Agreement”) to provide for an earnout mechanism whereby up to an additional $70,000,000 worth of Earnout Consideration Shares may be paid to the Company Shareholders as contingent post-closing earnout consideration. As a result, the aggregate consideration for the Acquisition Merger is $326,000,000 plus up to $70,000,000 worth of Earnout Consideration Shares. The Merger Consideration will be paid in the form of (1) 32,600,000 newly issued PubCo Ordinary Shares valued at $10.00 per share, which are comprised of (A) 30,970,000 PubCo Ordinary Shares as the Closing Payment Shares and (B) 1,630,000 PubCo Ordinary Shares to be issued to the Company Shareholders at the Closing and held back as security for the Company’s representations and warranties as further set forth in Article XI of the Business Combination Agreement as the Holdback Shares; and (2) an addition of up to 7,000,000 PubCo Ordinary Shares valued at $10.00 per share as contingent post-closing earnout consideration subject to the earnout mechanism.

On November 7, 2025, the parties to the Amended and Restated Business Combination Agreement entered into Amendment No. 1 to Amended and Restated Business Combination Agreement (the “Amendment No. 1”), which serves to adjust the Merger Consideration and the contingency basis of the Earnout Consideration from future revenue performance to post-closing share price performance of the Purchaser Ordinary Shares.

The foregoing description of the Amendment No. 1 does not purport to be complete and is qualified in its entirety by the full text of the Amendment No. 1, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit No.	Description
10.1	Amendment No. 1 to Amended and Restated Business Combination Agreement, dated November 7, 2025, by and among YHN Acquisition I Limited, YHNA MS I Limited, YHNA MS II Limited and Mingde Technology Limited
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 10, 2025

YHN ACQUISITION I LIMITED

By:	/s/ Poon Man Ka, Christy
Name:	Poon Man Ka, Christy
Title:	Chief Executive Officer

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